Exhibit 10.13.3

Employee Stock Option Agreement

(Incentive Options)

This Employee Stock Option Agreement, dated as of [            ], 201[    ], between CDRF Topco, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the CDRF Topco, Inc. Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1. Grant of Options

(a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b) Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2. Vesting and Exercisability

(a) Vesting.

(i) Service-Based Vesting. Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the number of Options designated as “Service Options” specified on the signature page hereof (the “Service Options”) shall become vested in four equal annual installments on each of the first through four anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any Service Options held by the Employee shall immediately vest as of the effective date of such Special Termination.

(ii) Performance-Based Vesting. Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the number of Options designated as “Performance Options” specified on the signature page hereof (the “Performance Options”) shall become vested upon satisfaction of the fiscal year performance goals set forth on Schedule A to this Agreement, subject to the continuous employment of the Employee with the Company until the last day of the applicable fiscal year. In the event that the Employee’s employment terminates (other than for Cause) following the end of a fiscal year but prior to the determination by the Board as to whether the applicable fiscal year performance goal has been met, the vesting and forfeiture of the related Performance Options, and any applicable post-termination exercise period, will be tolled until the date of such determination, and, if any portion of the Performance Options vest based on such determination, the post-termination exercise period applicable to such portion of the Performance Option will commence as of the date of such determination.

(b) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

(d) No Other Accelerated Vesting; No Other Entitlements. The vesting and exercisability provisions set forth in this Section 2 or in Section 6 shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

2

Section 3. Termination of Options

(a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or 3(c) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Early Termination. If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (or the 180th day in the case of a Special Termination or a Retirement), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 6(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period; provided, that the periods provided for under clause (i) shall be tolled, but not beyond the Normal Termination Date, during any period when the exercise of an Option would result in a violation of the terms or provisions of, or a default or event of default under, any of the Financing Agreements.

(c) Termination for Competitive Activity. If the Company determines that the Employee is engaging or has engaged in Competitive Activity during employment or during the one-year period following termination of employment for any reason, the Company shall provide the Employee with written notice of the action that is alleged to constitute Competitive Activity and a reasonable opportunity to cure such action, if such action is reasonably susceptible to being cured, and the Employee’s right to exercise any vested Options shall be suspended during any such cure period. If the Competitive Activity is not cured (or the Board determines is not reasonably susceptible to being cured), the Board may elect to cause all Options (whether or not then vested or exercisable) held by the Employee to be automatically terminated.

3

Section 4. Manner of Exercise

(a) General. Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit. The Exercise Shares shall be subject to the Subscription Agreement to which the Employee is then a party, or, if the Employee is not then a party to a Subscription Agreement, the Company and the Employee shall enter into the Subscription Agreement attached to this Agreement as Exhibit A. Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of

4

default under, any of the Financing Agreements. The Company shall use reasonable efforts to obtain any consents or approvals referred to in this paragraph (b), but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence; provided, however, that if an Option that will terminate pursuant to Section 3(a) or 3(b) (other than as a result of termination of the Employee’s employment for Cause) is unable to be exercised prior to its termination as a result of the application of this Section 4(b) (other than by reason of the Employee’s failure or refusal to take any action required by this Agreement), then upon termination of such Option, the Employee shall be paid a cash amount equal to (x) the number of shares of Common Stock subject to such Option, times (y) the excess, if any, of the Fair Market Value on the date the Option terminates over the Exercise Price thereof.

Section 5. Employee’s Representations; Investment Intention. The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired.

Section 6. Change in Control

(a) Vesting and Cancellation.

(i) Except as otherwise provided in this Section 6, in the event of a Change in Control, all then-outstanding Service Options (whether vested or unvested), all Performance Options that have vested prior to the Change in Control and all Performance Options that vest in connection with the Change in Control pursuant to Section 6(a)(ii), shall be canceled in exchange for a payment having a value equal to the excess, if any, of (x) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (y) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control (or, if applicable, on such later dates in conformity with the payment of the proceeds payable to the holders of Common Stock (to the extent permitted under Section 409A of the

5

Code)). Performance Options that have not vested prior to the Change in Control or that do not vest in connection with the Change in Control pursuant to Section 6(a)(ii) shall be forfeited immediately prior to the Change in Control without payment of consideration therefor.

(ii) Vesting of Unvested Performance Options. Except as otherwise provided in this Section 6, in the event of a Change in Control, a number of Performance Options shall become vested equal to the product of (x) multiplied by (y), where “(x)” is (A) the total number of unvested Performance Options minus (B) the number of unvested Performance Options that were eligible to vest in respect of completed prior fiscal years of the Company but did not vest because the applicable performance goals were not met, and “(y)” is a fraction, the numerator of which is the number of Performance Options that have vested pursuant to Section 2(a)(ii) of this Agreement (whether or not exercised) and the denominator of which is the total number of Performance Options (whether vested or unvested) that were eligible to vest in respect of completed prior fiscal years of the Company.

(b) Alternative Award. Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award to the extent permitted under, and meeting the requirements of, the Plan; provided, that any Alternative Awards received in respect of Performance Options shall be fully vested.

(c) Limitation of Benefits. If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 6(a) or Section 6(b) that, together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Section 6 to the contrary, the payments, deemed payments or other benefits the Employee would otherwise receive under Section 6(a) or Section 6(b) shall be reduced to the extent necessary to eliminate any such excess parachute payment and the

6

Employee shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive on an after-tax basis in more than an immaterial amount (as determined by the nationally recognized accounting firm engaged for such task as provided in Section 7.3 of the Plan) , the Company will use its commercially reasonable efforts to seek the approval of the Company’s shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 6(c)).

Section 7. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means CDRF Topco, Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries or Affiliates that employ the Employee.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time with any Person other than an Investor or one of its Affiliates.

7

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option.

“Plan” means the CDRF Topco, Inc. Stock Incentive Plan, as amended from time to time.

Section 8. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b) No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. Except as provided in Section 3.3 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares. Any shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Employee shall have no voting rights with respect to such shares until such time as specified in the Subscription Agreement.

(c) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

8

(d) Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(e) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

CDRF Topco, Inc.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Facsimile: (212) 407-5252

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

copies of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin A. Rinker, Esq.

Facsimile: (212) 909-6836

9

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(f) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

10

(h) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(i) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(j) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(j).

(k) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(m) Entire Agreement. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

[Signature Page Follows]

11

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

CDRF TOPCO, INC.

By:
Name:	William R. Spalding
Title:	Chief Executive Officer

THE EMPLOYEE:

By:
[Employee Name]

Address of the Employee:

[Address]

Total Number of Shares for the Purchase of Which Options have been Granted	Number of Service Options	Number of Performance Options	Option Price
[Number of Option] Shares	[Service Options]	[Performance Options]	$[ ]

[Signature Page to Option Agreement]

Exhibit A

Form of Subscription Agreement

[Begins on the following page]

Employee Stock Subscription Agreement

(Incentive Options)

This Employee Stock Subscription Agreement, dated as of [                    ], between CDRF Topco, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the CDRF Topco, Inc. Stock Incentive Plan. The meaning of each capitalized term may be found in Section 9.

The Company and the Employee hereby agree as follows:

Section 1. Purchase and Sale of Common Stock

(a) In General. Subject to all of the terms of this Agreement, at the Closing the Employee shall purchase, and the Company shall sell, by reason of the Employee having validly exercised Options held by the Employee, the aggregate number of shares of Common Stock set forth on the signature page hereof (the “Shares”).

(b) Condition to Sale. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Stock to the Employee if the Employee is a resident of a jurisdiction in which the sale of Common Stock to him or her would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

(c) Subsequent Acquisitions upon Exercise of Stock Options. Upon the acquisition by the Employee of Common Stock following the date of this Agreement upon the exercise of additional stock options held by the Employee, the shares of Common Stock acquired upon such exercise shall be deemed to be “Shares” for purposes of the substantive provisions of this Agreement. In such event an appropriate notation shall be made by the Company to the signature page hereof to reflect such increased number.

Section 2. The Closing

(a) Time and Place. The closing of the purchase and sale of the Shares (the “Closing”) shall occur on the Exercise Date applicable to the Options being exercised, at a time and place to be determined by the Company.

(b) Delivery by the Employee. At or prior to the Closing, the Employee shall deliver to the Company the Option Exercise Price for the Shares plus any required withholding taxes or similar taxes, charges or fees in cash or in such other manner as permitted with respect to the Option

(including, if applicable, by “net issuance” as provided in Section 4(c) of the applicable Option Agreement). The Employee shall also deliver to the Company (i) an undated stock power in the form attached as Exhibit A, duly executed in blank, for the Shares, and (ii) if requested by the Company, a spousal waiver with respect to the Shares in the form attached as Exhibit B.

(c) Delivery by the Company. At the Closing, the Company shall register the Shares in the name of the Employee. If the Shares are certificated, any certificates relating to the Shares shall be held by the Secretary of the Company or his or her designee on behalf of the Employee.

Section 3. Employee’s Representations and Warranties

(a) Access to Information, Etc. The Employee represents, warrants and covenants as follows:

(i) the Employee has carefully reviewed the materials furnished to the Employee in connection with the issuance of the Shares pursuant to this Agreement;

(ii) the Employee has had an adequate opportunity to consider whether or not to purchase any of the shares of Common Stock offered to the Employee, and to discuss such purchase with the Employee’s legal, tax and financial advisors;

(iii) the Employee understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares;

(iv) the Employee has a good understanding of the English language;

(v) the Employee (i) is, and will be at the Closing, a current or former officer or employee of the Company or one of the Subsidiaries or (ii) if applicable, is the legal representative or beneficiary, in accordance with the Stock Incentive Plan, of the person whose name is set forth on the signature page hereof; and

(vi) the Employee is, and will be at the Closing, a resident of the jurisdiction indicated as his or her address set forth on the signature page of this Agreement.

(b) Ability to Bear Risk. The Employee represents and warrants as follows:

(i) the Employee understands that the transfer restrictions that apply to the Shares may effectively preclude the transfer of any of the Shares prior to a Public Offering;

(ii) the financial situation of the Employee is such that he or she can afford to bear the economic risk of holding the Shares for an indefinite period;

(iii) the Employee can afford to suffer the complete loss of his or her investment in the Shares; and

(iv) the Employee understands that the Company’s Financing Agreements may restrict the ability of the Company to repurchase the Shares pursuant to Section 5 and that the Company and the Subsidiaries may enter into or amend, refinance or enter into new Financing Agreements without the consent of the Employee and without regard to the impact on the Company’s ability to repurchase the Shares.

(c) Voluntary Purchase. The Employee represents and warrants that the Employee is purchasing the Shares voluntarily.

(d) No Right to Awards. The Employee acknowledges and agrees that the exercise of the Options should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any securities in the future.

(e) Investment Intention. The Employee represents and warrants that the Employee is acquiring the Shares solely for his or her own account for investment and not on behalf of any other Person or with a view to, or for sale in connection with, any distribution of the Shares.

(f) Securities Law Matters. The Employee acknowledges and represents and warrants that the Employee understands that:

(i) the Shares have not been registered under the Securities Act or any state or non-United States securities or “blue sky” laws;

(ii) it is not anticipated that there will be any public market for the Shares prior to a Public Offering;

(iii) the Shares must be held indefinitely and the Employee must continue to bear the economic risk of the investment in the

Shares unless the Shares are subsequently registered under applicable securities and other laws or an exemption from registration is available;

(iv) the Company is under no obligation to register the Shares or to make an exemption from registration available; and

(v) until such time as the restrictions on transferability set forth in this Agreement terminate, a restrictive legend shall be placed on any certificates representing the Shares that makes clear that the Shares are subject to such restrictions and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the Shares are subject to such restrictions.

(g) Voting Proxy. By entering into this Agreement and purchasing the Shares, during the period beginning as of the date hereof and ending upon the consummation of a Public Offering, the Employee hereby irrevocably grants to and appoints the Investors collectively (to act by unanimous consent) as the Employee’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Employee, to vote or act by written consent with respect to the Employee’s Shares. The Employee hereby affirms that the irrevocable proxy set forth in this Section 3(g) will be valid until the consummation of a Public Offering and is given to secure the performance of the obligations of the Employee under this Agreement. The Employee hereby further affirms that the proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement, or, if earlier, until consummation of a Public Offering or the last date permitted by law. For the avoidance of doubt, except as expressly contemplated by this Section 3(g), the Employee has not granted and shall not grant a proxy to any Person other than the Investors to exercise the rights of the Employee under this Agreement or any other agreement relating to the Shares to which the Employee is a party.

Section 4. Restriction on Transfer of Shares

(a) In General. Prior to a Public Offering, the Employee shall not Transfer any of the Shares other than (i) upon the Employee’s death by will or by the laws of descent and distribution, (ii) pursuant to Section 4(c) hereof, (iii) repurchases by the Company or the Investors pursuant to Section 5 hereof, (iv) pursuant to Section 6 or Section 7 of this Agreement or (v) with the Company’s consent. Shares may only be Transferred in a manner that complies with all applicable securities laws and, if the Company so requests, prior to any attempted Transfer the Employee shall provide to the Company at the Employee’s expense such information relating to the compliance of such proposed Transfer pursuant to clauses (ii) and (v) of the immediately preceding sentence, with the terms of this Agreement and applicable securities laws as the Company shall reasonably request, which may include an opinion in form and substance reasonably satisfactory to the Company of counsel regarding such securities law or other matters as the Company shall request (such counsel to be reasonably satisfactory to the Company). In the event that there occurs a Transfer of the Employee’s Shares by will or by the laws of descent and distribution or with the Company’s consent, each transferee shall enter into a Subscription Agreement governing the Shares Transferred to him, her or it that contains repurchase rights, transfer and other restrictions on such Shares substantially identical to those contained herein.

(b) No Transfer That Would Result In Registration Requirements. Prior to a Public Offering, the Shares may not be Transferred if such Transfer would result in the Company becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or other similar provision of non-U.S. law). Any purported Transfer in violation of this Section 4(b) shall be void ab initio.

(c) Permitted Transfers. The Shares may be Transferred to one or more trusts, corporations, partnerships or limited liability companies or other business or investment entities established by the Employee for the benefit of, or the equity interests in which are owned exclusively by, the Employee or his or her immediate family (i.e. the Employee’s spouse, parents and lineal descendants (including step-children or adopted children) for estate-planning purposes of the Employee (each a “Permitted Transferee”). Upon a Transfer to a Permitted Transferee, and upon any subsequent Transfer, the Shares so Transferred, shall remain subject to all provisions of this Agreement, including, but not limited to, all the rights and obligations pursuant to Sections 3(g) through 9 hereof, and as a condition to such Transfer each Permitted Transferee shall execute a counterpart of and become a party to this Agreement (or to a subscription agreement substantially in the form of this Agreement). Ten days prior to such Transfer, the Employee shall give notice to the Company in writing about such proposed Transfer and the actions taken or to be taken in compliance with the foregoing sentence.

(d) Expiration Upon a Public Offering. The provisions of this Section 4 shall terminate upon the consummation of a Public Offering.

Section 5. Options Effective on Termination of Employment Prior to a Public Offering or the Occurrence of Competitive Activity

(a) Rights of the Company and the Investors. If (i) the Employee’s employment with the Company terminates for any reason prior to a Public Offering or (ii) the Company determines that the Employee is engaging or has engaged in Competitive Activity during employment or during the one-year period following termination of employment for any reason, the Company may elect to purchase all or a portion of the Shares by written notice to the Employee delivered on or before the 80th day after the Determination Date. The Investors may elect to purchase all or any portion of the Shares that the Company has not elected to purchase by written notice to the Employee delivered at any time on or before the 120th day after the Determination Date (the “Second Option Period”). Prior to the application of clause (ii) of this Section 5(a) to the Employee, the Company shall provide the Employee with written notice of the action that is alleged to constitute Competitive Activity (the “Competitive Activity Notice Date”) and a reasonable opportunity to cure such action, if the Company reasonably determines that such action is reasonably susceptible of being cured.

(b) Reserved.

(c) Repurchase Price. The purchase price per Share pursuant to this Section 5 shall equal the “Repurchase Price” as of the “Determination Date”, determined pursuant to clause (i), (ii) or (iii), as applicable:

(i) If the employment of the Employee terminates for any reason (whether initiated by the Company or the Employee) other than by the Company for Cause, (I) the Determination Date shall mean the later of (x) the effective date of the Employee’s termination of employment and (y) six months and one day from the date of the Employee’s acquisition of the Shares pursuant to this Agreement, and (II) the Repurchase Price per Share shall equal the Fair Market Value of such Share as of the Determination Date. For purposes of this Section 5(c)(i), the Company may, at its discretion, treat Shares that are acquired less than six months and one day prior to the effective date of the Employee’s termination of employment (such Shares, the “Immature Shares”) as having separate Determination Dates from the Determination Date applicable to Shares that are not Immature Shares.

(ii) If the employment of the Employee is terminated by the Company for Cause, (I) the Determination Date shall be the effective date of the Employee’s termination of employment and (II) the Repurchase Price per Share shall equal the lesser of (i) the Fair Market Value of such Share as of the Determination Date and (ii) the price at which the Employee purchased such Share from the Company pursuant to this Agreement.

(iii) If the repurchase occurs by reason of the Employee having engaged in Competitive Activity, (I) the Determination Date shall be the Competitive Activity Notice Date and (II) the Repurchase Price per Share shall equal the lesser of (i) the Fair Market Value of such Share as of the Determination Date and (ii) the price at which the Employee purchased such Share from the Company pursuant to this Agreement. If the Employee has disposed of any Shares owned by the Employee prior to the repurchase date (including, but not limited to, to the Company or the Investors pursuant to Section 5(a)), the Company shall have the right to recoup from the Employee an amount of cash in respect of the Shares disposed of equal to (A) the aggregate amount of cash and the aggregate value of all securities actually received by the Employee in connection with all of such dispositions minus (B) the aggregate amount of cash that would have been received by the Employee in respect of the disposed Shares pursuant to the first sentence of this Section 5(c)(iii) if the disposed Shares had been owned by the Employee on the Determination Date. Any amount to be repaid by the Employee pursuant to this Section 5(c)(iii) shall be subject to further reduction for taxes paid by the Employee on the amounts received for the Shares disposed of, to the extent that the Company reasonably determines that the taxes paid by the Employee will not be able to be recouped by the Employee in any manner in the same or a subsequent tax year.

For avoidance of doubt, (I) in the case of clauses (i), (ii) and (iii), the Repurchase Price shall be subject to adjustment pursuant to Section 3.3 of the Plan, and (II) in the case of clauses (ii) and (iii), the “price at which the Employee purchased such Share from the Company” shall be the exercise price thereof.

(d) Closing of Purchase; Payment of Repurchase Price. The closing of a purchase pursuant to this Section 5 shall take place at the principal office of the Company on a business day selected by the Company no later than the 90th day following the Determination Date. Subject to the periods specified in the immediately preceding sentence, the closing date, once scheduled, may be adjourned or accelerated by the Company in its discretion by written notice to the Employee not later than the third business day prior to such closing date. At the closing, (i) the Company or the Investors, as the case may be, shall, subject to Sections 5(e) and 5(f), pay the Repurchase Price to the Employee in cash and (ii) if the Employee actually holds any certificates or other instruments representing the Shares so purchased, the Employee shall deliver to the Company such certificates or other instruments, appropriately endorsed by the Employee or directing that the Shares be so transferred to the purchaser thereof, as the Company may reasonably require. Prior to the closing, at the request of the Company, the Employee (or, if applicable, the Employee’s estate or legal representative) shall execute and deliver a stock repurchase agreement evidencing the purchase pursuant to this Section 5 in form delivered to the Employee by the Company consistent with the provisions of this Agreement and containing a release of claims relating to the ownership of the Shares (other than payment of the repurchase price therefor in compliance with the terms of this Agreement). By entering into this Agreement and purchasing the Shares, the Employee agrees that if the Employee does not materially comply with the provisions of this Section 5(d) within any applicable time periods, he or she hereby appoints the Company as the Employee’s true and lawful attorney-in-fact, with full power of substitution, and authorizes the Company to take such actions as the Company may deem necessary or appropriate to effect the sale and transfer of the Shares pursuant to this Section 5 on the closing date, including, without limitation, executing any stock power or stock repurchase agreement.

(e) Application of the Repurchase Price to Certain Loans or Other Obligations. The Company and the Investors shall be entitled to apply any amounts otherwise payable pursuant to this Section 5 to discharge any indebtedness of the Employee to the Company or any of the Subsidiaries or indebtedness that is guaranteed by the Company or any of its Subsidiaries, in either case with respect to the Shares.

(f) Certain Restrictions on Repurchases; Delay of Payment of Repurchase Price. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Shares from the Employee if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any of the Financing Agreements, (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation and By-laws of the Company (which shall not be amended in a way that adversely affects the Employee’s repurchase rights on a discriminatory basis) or (iii) the Company has no funds legally available to make such payment under the General Corporation Law of the State of Delaware. If payment with respect to a repurchase by the Company otherwise permitted or required under this Section 5 is prevented by the terms of the preceding sentence, (i) the payment of the applicable Repurchase Price shall be postponed and will take place at the first opportunity thereafter when the Company has funds legally available to make such payment and when such payment will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation or By-laws, (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to Common Stock according to priority in time of the effective date of the event giving rise to such repurchase (provided that any repurchase commitment arising from Disability or death shall have priority over any other repurchase obligation) and (iii) the Repurchase Price, except in the case of a termination for Cause or a repurchase by reason of the Employee’s Competitive Activity, shall be increased by an amount equal to interest on such Repurchase Price for the period during which payment is delayed at an annual rate equal to the weighted average cost of the Company’s senior secured bank indebtedness outstanding during the delay period.

(g) Right to Retain Shares. If the options of the Company and the Investors to purchase the Shares pursuant to this Section 5 are not exercised within the applicable time periods specified in Section 5(a) with respect to all of the Shares, the Employee shall be entitled to retain the remaining Shares, although those Shares shall remain subject to all of the other provisions of this Agreement.

(h) Notice of Termination; Etc. Prior to a Public Offering, the Company shall give prompt written notice to the Investors of any termination of the Employee’s employment with the Company or any determination of Competitive Activity by the Employee and of the Company’s decision whether or not to purchase Shares pursuant to Section 5(a).

(i) Expiration upon a Public Offering. The provisions of this Section 5 shall terminate upon a Public Offering, provided that (i) such termination shall not affect the Company’s repurchase right following a termination for Cause or a repurchase by reason of the Employee’s Competitive Activity, the circumstances of which occurred prior to such Public Offering, and (ii) the right of the Company and the Investors to repurchase the Employee’s Shares by reason of Competitive Activity by the Employee shall continue following a Public Offering.

(j) Allocation of Purchase Rights. The Employee acknowledges and agrees that the Investors may allocate their purchase rights under this Section 5, as among themselves, in such manner as they, in their sole discretion, may agree from time to time.

Section 6. “Tag-Along” Rights

(a) Sale Notice. At least 30 days before any of the Investors (whether acting alone or jointly with one or more of the other Investors) consummates a sale or Transfer (including, without limitation, by way of stock sale, merger, consolidation or otherwise) to a Third-Party Buyer of more than (i) 50.01% of the Common Stock collectively owned by the Investors as of the Effective Date, or (ii) such number of shares of Common Stock as would make such Third-Party Buyer the Company’s largest shareholder, the Company will deliver a written notice (the “Sale Notice”) to the Employee. The Sale Notice will disclose the material terms and conditions of the proposed sale or transfer, including the number of shares of Common Stock that the prospective transferee is willing to purchase, the proposed purchase price per share and the intended consummation date of such sale.

(b) Right to Participate. The Employee may elect to participate in the sale or other Transfer described in the Sale Notice by giving written notice to the applicable Investors and the Company within 15 days after the Company has given the related Sale Notice to the Employee. If the Employee elects to participate, the Employee will be entitled to sell in the contemplated transaction, at the same price and on the same terms and conditions as set forth in the Sale Notice, an amount of Shares equal to the product of (i) the quotient determined by dividing (A) the percentage of the Company’s then outstanding Common Stock represented by the Shares then held by the Employee by (B) the aggregate percentage of the Company’s then outstanding Common Stock represented by the Common Stock then held by the Investor(s) participating in the sale or other Transfer described in the Sale Notice and all holders of Common Stock electing to participate in such sale, and (ii) the number of shares of Common Stock the prospective transferee has agreed to purchase in the contemplated transaction. Notwithstanding anything to the contrary in any Sale Notice, (i) the Employee shall agree to make customary representations, and shall agree to customary covenants, indemnities and agreements regarding the Employee’s Shares, so long as they are made severally and not jointly; (ii) any general indemnity given by any Investor, applicable to liabilities not specific to such Investor, to the transferee in connection with such sale shall be apportioned among the Employee and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of his, her or its shares to be sold or Transferred and shall be subject to all of the same limits and exclusions as shall be applicable to such Investor, (iii) any indemnity given by the Employee shall not exceed the Employee’s net proceeds from the sale (or such lower limit as is applicable to such Investor), and (iv) any representation relating specifically to a Person and/or his, her or its ownership of the Shares to be sold or Transferred shall be made only by such Person. The fees and expenses incurred in connection with such sale or Transfer and for the benefit of all Persons participating in such sale or Transfer (it being understood that costs incurred by or on behalf of a Person for his, her or its sole benefit will not be considered to be for the benefit of all Persons participating in such sale or Transfer), to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Employee and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of its Shares to be sold or Transferred; provided that the Employee shall not be obligated to make any out-of-pocket expenditure in respect of such fees or expenses other than de minimis expenditures other than as a deduction from actual proceeds to the Employee from the Transfer.

(c) Certain Matters Relating to the Investors. The Company will take all steps reasonably within its control, and will otherwise use its reasonable efforts, to cause the Investors to conduct any sale that is within the scope of this Section 6 in a manner consistent with this Section 6. If the Company is not able to do so or fails to give the Sale Notice to the Employee as prescribed in Section 6(a), the Employee’s sole remedy shall be against the Company.

(d) Expiration Upon a Public Offering. The provisions of this Section 6 shall terminate upon the consummation of a Public Offering.

Section 7. “Drag-Along” Rights

(a) Drag-Along Notice. If any of the Investors (whether acting alone or jointly with one or more of the other Investors) intends to sell or otherwise Transfer, or enter into an agreement to sell or otherwise Transfer, for cash or other consideration (including, without limitation, by way of stock sale, merger, consolidation or otherwise), more than 50.01% of the Common Stock collectively owned by the Investors as of the Effective Date to a Third-Party Buyer and the applicable Investor(s) elects to exercise its rights under this Section 7, the Company shall deliver written notice (a “Drag-Along Notice”) to the Employee, which notice shall state (i) that the Investor(s) wishes to exercise its rights under this Section 7 with respect to such sale, (ii) the name and address of the Third-Party Buyer, (iii) the per share amount and form of consideration the applicable Investor(s) proposes to receive for its Common Stock, (iv) the material terms and conditions of payment of such consideration and all other material terms and conditions of such sale, and (v) the anticipated time and place of the closing of the purchase and sale (a “Drag-Along Closing”).

(b) Conditions to Drag-Along. Upon delivery of a Drag-Along Notice, the Employee shall have the obligation to sell and transfer to the Third-Party Buyer at the Drag-Along Closing the percentage of the Employee’s Shares equal to the percentage of the Common Stock owned by the Investor(s) that are to be sold to the Third-Party Buyer (the “Applicable Percentage”) on the same terms as the applicable Investor(s), but only if such Investor(s) sells and transfers the Applicable Percentage of the Investor’s Common Stock to the Third-Party Buyer at the Drag-Along Closing. Notwithstanding anything to the contrary in any Drag-Along Notice, (i) the Employee shall agree to make or agree to the same customary representations, covenants, indemnities and agreements regarding such Employee’s Shares as the other Persons participating in such sale or Transfer so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each such Person in respect of its Shares to be sold or Transferred and so long as they are subject to all of the same limits and exclusions as shall be applicable to the such Investor(s); (ii) any general indemnity given by any Person, applicable to liabilities not specific to such Person, to the purchaser in connection with such sale shall be apportioned among the Employee and all other Persons participating in such sale or Transfer according to the consideration received by each such Person and shall not exceed such Person’s net proceeds from the sale (or such lower limit as is applicable to such Investor(s)); and (iii) any representation relating specifically to a Person shall be made only by that Person and any indemnity given with respect to such representation shall be given only by such Person and not in an amount exceeding the amount of the net proceeds received by such Person in such sale or Transfer. All fees and expenses related to any such sale or Transfer, including the fees of any such investment banking firm but not including the fees of counsel for any individual Person, shall be paid by the Company or to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Employee and all other Persons participating in such sale or Transfer on a pro rata basis (it being understood that such reimbursement will not include costs incurred by or on behalf of a Person for his, her or its sole benefit), based on the consideration to be received by each such Person in respect of his, her or its Shares to be sold or Transferred; provided that no such Person shall be obligated to make any out-of-pocket expenditure prior to the consummation of such sale or Transfer (excluding de minimis expenditures).

(c) Power of Attorney, Custodian, Etc. By entering into this Agreement and purchasing the Shares, the Employee hereby appoints the applicable Investor(s) and any Affiliates of such Investor(s) so designated by the Investor(s) the Employee’s true and lawful attorney-in-fact and custodian, with full power of substitution (the “Custodian”), and authorizes the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the Employee’s Shares to the Third-Party Buyer, upon receipt of the purchase price therefor at the Drag-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers (including waivers of dissenters or appraisal rights that the Employee may hold with respect to such sale or transfer), modifications or supplements to the terms of the sale (provided that the applicable Investor also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its Common Stock on the same terms as so amended, waived, modified or supplemented) and instructs the Secretary of the Company (or other person holding any certificates for the Shares) to deliver to the Custodian any certificates representing the Applicable Percentage of the Employee’s Shares, together with all necessary duly-executed stock powers. If so requested by the applicable Investor(s) or the Company, the Employee will confirm the preceding sentence in writing in form and substance reasonably satisfactory to such Investor promptly upon receipt of a Drag-Along Notice (and in any event no later than 10 days after receipt of the Drag-Along Notice). Promptly after the Drag-Along Closing, the Custodian shall give notice thereof to the Employee and shall remit to the Employee the net proceeds of such sale (reduced by the Employee’s allocable share of any amount required to be held in escrow pursuant to the terms of the purchase and sale agreement and any other expenses).

(d) The Investors are Third-Party Beneficiaries; Remedies. The Employee acknowledges and agrees that any of the Investors that takes action pursuant to this Section 7 is an intended third-party beneficiary for purposes of any equitable relief of this Section 7, as if such Investor were a party to this Agreement directly. Following a breach or a threatened breach by the Employee of the provisions of this Section 7, the applicable Investor may obtain an injunction granting it specific performance of the Employee’s obligations under this Section 7. Whether or not the applicable

Investor obtains such an injunction, and whether or not the transaction with respect to which the Drag-Along Notice relates is consummated, following such a breach or threatened breach by the Employee the Company shall have the option to purchase any or all of the Employee’s Shares at a purchase price per Share equal to the lesser of the price at which the Employee purchased such Shares from the Company or the per share consideration payable pursuant to the Drag-Along Offer.

(e) Expiration on a Public Offering. The provisions of this Section 7 shall terminate and cease to have further effect upon the consummation of a Public Offering; provided that such termination shall not affect any right to receive or seek damages or purchase Shares pursuant to Section 7(d).

Section 8. Additional Agreements with respect to the Shares

(a) Holdback Agreements. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives).

(b) Piggyback Registration Rights. If and when the Company and any of the Investors enter into a registration rights agreement that provides one or more of the Investors with the right to require the Company to register for sale under the securities laws shares of Common Stock owned by the Investors, the Employee shall be entitled to customary “piggyback” registration rights with respect to the Shares and related obligations, subject to customary underwriter cutbacks contained therein.

Section 9. Certain Definitions

(a) As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given in the Plan, and the following additional terms shall have the meanings set forth below:

“Affiliate” has the meaning given in the Stock Incentive Plan.

“Agreement” means this Employee Stock Subscription Agreement, as amended from time to time in accordance with the terms hereof.

“Applicable Percentage” has the meaning given in Section 7(b).

“Board” has the meaning given in the Stock Incentive Plan.

“Cause” has the meaning given in the Stock Incentive Plan.

“Closing” has the meaning given in Section 2(a).

“Common Stock” means the common stock, par value U.S. $0.01 per share, of the Company.

“Company” means CDRF Topco, Inc., a Delaware corporation, provided that for purposes of determining the status of the Employee’s employment with the “Company,” such term shall include the Company and/or any of the Subsidiaries or Affiliates that employ the Employee.

“Competitive Activity” has the meaning given in the Stock Incentive Plan.

“Competitive Activity Notice Date” has the meaning given in Section 5(a).

“Custodian” has the meaning given in Section 7(c).

“Determination Date” means the date determined in accordance with the applicable provision of Section 5(c).

“Disability” has the meaning given in the Stock Incentive Plan.

“Drag-Along Closing” has the meaning given in Section 7(a).

“Drag-Along Notice” has the meaning given in Section 7(a).

“Effective Date” has the meaning given in the Stock Incentive Plan.

“Employee” means the purchaser of the Shares whose name is set forth on the signature page of this Agreement; provided that following such person’s death, the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include any legal representative of such person.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

“Exercise Date” has the meaning given in the applicable Option Agreement.

“Exercise Price” has the meaning given in the applicable Option Agreement.

“Fair Market Value” has the meaning given in the Stock Incentive Plan.

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time with any Person other than an Investor or one of its Affiliates.

“Immature Shares” has the meaning given in Section 5(c).

“Investors” means any Investor as defined in the Stock Incentive Plan.

“Option” has the meaning given in the Stock Incentive Plan.

“Option Agreement” has the meaning given in the Stock Incentive Plan.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Public Offering” has the meaning given in the Stock Incentive Plan.

“Repurchase Price” means the purchase price per Share determined in accordance with the applicable provision of Section 5(c).

“Retirement” has the meaning given in the Stock Incentive Plan.

“Rollover Agreement” has the meaning given in the Stock Incentive Plan.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereto).

“Sale Notice” has the meaning given in Section 6(a).

“Second Option Period” has the meaning given in Section 5(a).

“Securities Act” has the meaning given in the Stock Incentive Plan.

“Shares” has the meaning given in Sections 1(a) and 1(c), and for purposes of Section 3(g), Section 4, Section 5, Section 6, Section 7 and Section 8, it also includes Common Stock delivered as dividends in respect of the Shares.

“Stock Incentive Plan” means the CDRF Topco, Inc. Stock Incentive Plan adopted by the Board, as amended from time to time.

“Subsidiary” has the meaning given in the Stock Incentive Plan.

“Third-Party Buyer” means any Person other than (i) the Company or any of the Subsidiaries, (ii) any employee benefit plan of the Company or any of the Subsidiaries, (iii) any of the Investors, and (iv) any Affiliates of any of the foregoing.

“Transfer” means any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction).

Section 10. Miscellaneous.

(a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, any of the Investors or the Employee, as the case may be, at the following addresses or to such other address as the Company, the Investors or the Employee, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it at:

CDRF Topco, Inc.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Fax: (212) 407-5252

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee;

(iii) with copies (which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin A. Rinker, Esq.

Fax: (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as otherwise provided herein with respect to the Investors, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver; Amendment.

(i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver by the Company of the provisions of Section 4 through and including

Section 8 or this Section 10(c) must be consented to in writing by the Investors. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Employee and the Company, provided that the provisions of Section 4 through Section 8 and this Section 10 may be amended by vote of a majority (by number of shares of Common Stock) of the Employees who hold Common Stock purchased or acquired under the Plan pursuant to a stock subscription agreement having comparable provisions; provided, further that no such amendment that would have a substantial adverse effect on the economic terms of the Shares may single out an Employee, individually or as a class, for such effect without the affected Employee’s consent; and provided, further, that any amendment adversely affecting the rights of the Investors hereunder must be consented to by the Investors.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other parties, provided that any Investor may assign from time to time all or any portion of its rights under this Agreement, to one or more Affiliates acquiring the shares of Common Stock held by it.

(e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(f) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 10(f).

(g) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(i) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

CDRF TOPCO, INC.

By:
Name:
Title:

THE EMPLOYEE:

By:
Name:

Address of the Employee:

«Address»

Total Number of
Shares of Common Stock to be Purchased:	«Shares»

[Signature Page to Subscription Agreement]

Exhibit A

Form of Stock Power

PLEASE ONLY SIGN THIS AGREEMENT AND LEAVE ALL OTHER LINES BLANK. DO NOT DATE THIS FORM.

*****************************

STOCK POWER

CDRF TOPCO, INC.

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers to CDRF Topco, Inc. (the “Company”) or the “Investors” (as defined in the Employee Stock Subscription Agreement(s) to which the Transferor and the Company are parties)                             shares of common stock, US$0.01 par value per share, of the Company, standing in the Transferor’s name on the books of the Company, represented by Certificate(s) No.                     herewith, and does hereby irrevocably constitute and appoint the Company, the Investors or an assignee of either of them a power of attorney to transfer the said stock on the books of the Company pursuant to the Employee Stock Subscription Agreement(s) with full power of substitution.

Dated as of:

Signature:

Please print name:

Exhibit B

Form of Spousal Waiver

The undersigned, who is the spouse of the below-named employee purchasing shares (the “Shares”) of common stock of CDRF Topco, Inc. (the “Company”), does hereby waive and release any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the Shares subject to any Employee Stock Subscription Agreement to which the Company and the undersigned’s spouse is a party, as the same may be amended, modified, supplemented or restated from time to time, except that this waiver shall not extend to proceeds received or to be received from the sale, transfer or other disposition of the Shares. The undersigned agrees to take such additional steps or provide such further assurances as may be necessary to give effect to the waiver and release contained herein under applicable law.

Signature:

Please print name:

Name of Employee

purchasing Shares: «Name of Employee»